Exhibit (h)(4)

FORM OF TRANSFER AGENCY AND SERVICES

AMENDED AND RESTATED SCHEDULE A

FUND LIST

Dated:             , 2016

Large Cap Core Fund

Income Equity Fund

International Equity Fund

Large Cap Equity Fund

Large Cap Value Fund

Small Cap Core Fund

Small Cap Value Fund

Technology Fund

Arizona Tax-Exempt Fund

Bond Index Fund

California Intermediate Tax-Exempt Fund

California Tax-Exempt Fund

Fixed Income Fund

High Yield Fixed Income Fund

High Yield Municipal Fund

Intermediate Tax-Exempt Fund

Short-Intermediate Tax-Exempt Fund

Short-Intermediate U.S. Government Fund

Tax-Advantaged Ultra-Short Fixed Income Fund

Tax-Exempt Fund

Ultra-Short Fixed Income Fund

U.S. Government Fund

California Municipal Money Market Fund

Money Market Fund

Municipal Money Market Fund

U.S. Government Money Market Fund

U.S. Government Select Money Market Fund

Emerging Markets Equity Index Fund

Global Real Estate Index Fund

Global Sustainability Index Fund

International Equity Index Fund

Mid Cap Index Fund

Small Cap Index Fund

Stock Index Fund

Global Tactical Asset Allocation Fund

Core Bond Fund

Short Bond Fund

U.S. Treasury Index Fund

Multi-Manager Emerging Markets Equity Fund

Multi-Manager Global Listed Infrastructure Fund

Multi-Manager Global Real Estate Fund

Multi-Manager International Equity Fund

Multi-Manager High Yield Opportunity Fund

Multi-Manager Emerging Markets Debt Opportunity Fund

Active M U.S. Equity Fund

U.S. Quality ESG Fund

Investors Variable NAV Money Market Fund

Investors Variable NAV AMT-Free Municipal Money Market Fund

Investors Variable NAV U.S. Government Money Market Fund

Investors Variable NAV Treasury Money Market Fund

NORTHERN FUNDS	THE NORTHERN TRUST COMPANY

By:	By:
Name: Lloyd A. Wennlund	Name: Michelle A. Roblee
Title: President	Title: Senior Vice President